Exhibit 99.1
Dana Holding Corporation Launches Refinancing of Debt with
a $700 Million Senior Notes Offering
Amends Credit Terms and Establishes New $500 Million Revolving Credit Facility
MAUMEE, Ohio — January 24, 2011 — Dana Holding Corporation (NYSE: DAN) today announced that it is revising its capital structure and commencing a registered offering of $700 million aggregate principal amount of senior unsecured notes due 2019 and 2021. The proceeds from the offering will be used to retire the existing secured term loan.
Dana also amends the terms of the credit facility and received lender commitments for a new $500 million Revolving Credit Facility with a five year maturity.
Through this refinancing, Dana significantly extends debt maturity, reduces ongoing interest cost, increases financial flexibility for growth, and diversifies the lender base. The refinancing will largely eliminate secured debt from the capital structure and will reduce leverage.
Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., ING Financial Markets LLC and UBS Securities LLC are acting as joint-bookrunners in the offering.
The company is making this offering pursuant to a shelf registration statement filed with the Securities and Exchange Commission (SEC) on January 24, 2011, which became effective upon filing. This offering will be made solely by means of a prospectus and prospectus supplement, copies of which may be obtained from Citigroup Global Markets Inc. by mailing to Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, or by calling 1-877-858-5407, Wells Fargo Securities, 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC 28202, or by calling 800-326-5897 or by emailing cmclientsupport@wellsfargo.com, BofA Merrill Lynch, at 4 World Financial Center, New York, NY 10080, Attention: Syndicate Operations, or by calling 800-294-1322 or by emailing dg.prospectus_requests@baml.com, Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (or emailing at barclaysprospectus@broadridge.com or telephone at 1-888-603-5847), Deutsche Bank Securities Inc., c/o ADP Prospectus Services, 1155 Long Island Ave., Edgewood, NY 11747, or by calling 1- 800-503-4611 or by emailing prospectus.cpdg@db.com, ING Financial Markets LLC, by mailing to Attention: Carol Clarke, 1325 Avenue of the Americas, New York, NY 10019, UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, New York 10171, phone: (888) 827-7275 or (212) 713-2626 or through the SEC web site: www.sec.gov.
This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Forward-Looking Statements
Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.
About Dana Holding Corporation
Dana is a world leader in the supply of driveline products (axles and driveshafts), power technologies (sealing and thermal-management products), and genuine service parts for light and heavy manufacturers. The company’s customer base includes virtually every major vehicle manufacturer in the global automotive, commercial vehicle, and off-highway markets. Based in Maumee, Ohio, the company employs some 22,500 people in 26 countries and has projected 2010 sales of approximately $6 billion.

Financial Contact
Lillian Etzkorn:	(419) 887-5160

Media Contact
Chuck Hartlage:	(419) 887-5123
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